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                                                            Exhibit (h)(I)(9)(a)

                            SHAREHOLDER SERVICES PLAN
                             FOR CLASS R3 SHARES OF
                               ECLIPSE FUNDS INC.

                                   SCHEDULE A
                              (AS OF JUNE 18, 2007)

                              RETIREMENT 2010 FUND

                              RETIREMENT 2020 FUND

                              RETIREMENT 2030 FUND

                              RETIREMENT 2040 FUND

                              RETIREMENT 2050 FUND